Exhibit 10.1
*** AmSouth Bank is now Regions Bank ***
Note for Business and Commercial Loans
Revolving

$ 20,000,000.00	AmSouth Bank
31 NORTH ROYAL STREET
MOBILE, AL 36602
DATE: November 7, 2006
     FOR VALUE RECEIVED, the undersigned (hereinafter called, whether one or more, the “Borrower”), jointly and severally and solidarily (if more than one), promises to pay to the order of AmSouth Bank (the “Bank”), its successors and assigns (hereinafter sometimes, together with any other holder of this note, called “Holder”), the sum of Twenty Million and 00/100 Dollars, or so much thereof as the Holder has advanced to the Borrower hereunder (the “Loan”), plus interest on the remaining unpaid principal balance of the Loan from the date hereof until maturity at the rate of:
     A per annum rate equal to the rate per annum offered by prime banks in the London interbank eurodollar market for deposits in United States dollars having a one month maturity, as determined by Holder with reference to the financial information reporting service used by Holder at the time of such determination (the “LIBOR Rate”) plus 1.25%. This rate is subject to change on November 7, 2006, and will be subject to change on the same day of every month thereafter (the “Change Date”). The interest rate change is based on changes in the LIBOR Rate. The Holder will determine the LIBOR Rate that will be in effect as of the Change Date; however, if the Change Date is not a Business Day, then the Holder will determine the LIBOR Rate that will be in effect as of the Business Day immediately following the Change Date. Changes in the interest rate on the Loan will be effective as of the Change Date. As used herein, “Business Day” means a day of the year on which banks are not required or authorized to close in Birmingham, Alabama, and a day on which dealings are carried on in the London interbank eurodollar market.
     As used herein, “LIBOR Reserve Requirements” means the maximum reserves (whether basic, supplemental, marginal, emergency, or otherwise) prescribed by the Board of Governors of the Federal Reserve System (or any successor) with respect to liabilities or assets consisting of or including “Eurocurrency liabilities” (as defined in Regulation D of the Board of Governors of the Federal Reserve System). If there is any change in LIBOR Reserve Requirements, then Borrower shall, from time to time upon demand by Holder, pay to Holder such additional amounts as Holder may deem necessary to compensate Holder for any increased costs resulting from such change. Borrower agrees that Holder’s determination of such additional and increased costs will be made in Holder’s sole discretion and shall be conclusive. If, because of the introduction of or any change in, or because of any judicial, administrative, or other governmental interpretation of, any applicable law or regulation, there shall be any increase in the cost to Holder of making, funding, maintaining, or allocating capital to any amount outstanding under the Loan bearing interest at a rate based on the LIBOR Rate, then Borrower shall, from time to time upon demand by Holder, pay to Holder additional amounts sufficient to compensate Holder for such increased costs.
     If, because the introduction of or any change in, or because of any judicial, administrative, or other governmental interpretation of, any applicable law or regulation, it becomes unlawful for Holder to make, fund, or maintain any such advance or balance at a rate based on the LIBOR Rate, then Holder’s obligation to make, fund, or maintain any such advance or balance shall terminate and any such affected outstanding advance or balance shall bear interest at a rate equal to the prime rate of the Bank in effect from time to time as designated by the Bank (the “Prime Rate”) plus 0%. with changes in such interest rate to take effect as the Prime Rate changes. The Prime Rate is merely a reference rate and is not necessarily the best or lowest rate offered by the Bank.
     Interest will be computed on the basis of the actual number of days elapsed over an assumed 360-day year.
     The Borrower hereby agrees to repay principal and interest as follows:
     The Borrower will pay the principal amount of the Loan and the interest on the Loan on demand. If not sooner demanded, the interest on the Loan shall also be paid in monthly installments and the principal and any unpaid interest on the Loan shall be due and payable in full on 02/28/2007. The first installment, if any, will be due and payable on November 26, 2006 and the remaining installments will be due and payable on the same day of every month thereafter until both the principal of and interest on the Loan have been paid in full.
     All agreements herein made are expressly limited so that in no event whatsoever, whether by reason of advancement of proceeds hereof, acceleration of maturity of the unpaid balance hereof or otherwise, shall the interest and loan charges agreed to be paid to Holder for the use of the money advanced or to be advanced hereunder exceed the maximum amounts collectible under applicable laws in effect from time to time. If for any reason whatsoever the interest or loan charges paid or contracted to be paid in respect of the indebtedness evidenced hereby shall exceed the maximum amounts collectible under applicable laws in effect from time to time, then ipso facto, the obligation to pay such interest and/or loan charges shall be reduced to the maximum amounts collectible under applicable laws in effect from time to time, and any amounts collected by Holder that exceed such maximum amounts shall be applied to the reduction of the principal balance remaining unpaid hereunder and/or refunded to Borrower so that at no time shall the interest or loan charges paid or payable in respect of the indebtedness evidenced hereby exceed the maximum amounts permitted from time to time by applicable law. This provision shall control every other provision in any and all other agreements and instruments now existing or hereafter arising between Borrower and Holder with respect to the indebtedness evidenced hereby.
     For purposes of sending periodic billing statements in advance of each interest payment date, at Holder’s option, the interest rate in effect 15 days prior to each interest payment date shall be deemed to be the interest rate that continues in effect until the date prior to such interest payment date for purposes of computing the amount of interest payable on such interest payment date. If the interest rate changes during such 15-day period, the difference between the amount of interest that in fact accrues during such period and the amount of interest actually paid will be added to or subtracted from as the case may be, the interest otherwise payable in preparing the periodic billing statement for the next succeeding interest payment date. In determining the amount of interest payable at the final maturity or upon full prepayment of this note, all changes in the interest rate occurring on or prior to the date before the final maturity date or the date of such full prepayment shall be taken into account.
     The Borrower agrees to pay to Holder, on demand, a late charge equal to 5% of any installment that is not paid within 12 days after it is due and 5% of the interest portion on the payment due upon the final maturity date of this note if that payment is not paid within 12 days after it is due. This late charge will never be less than $10.00 nor more than $250.00. This provision shall not be deemed to excuse a late payment or be deemed a waiver of any other right Holder may have, including, without limitation, the right to declare the entire unpaid principal and interest immediately due and payable.
     All payments coming due on this note shall be made in cash or immediately available funds at Holder’s office in Birmingham, Alabama. At its option, Holder may elect to give the Borrower credit for any payment made by check or other instrument in accordance with Holder’s availability schedule in effect from time to time for such items and instruments, which Holder will make available to the Borrower on request. Unless otherwise required by applicable law, payments will be applied as follows: (1) Each payment on the Loan will first reduce charges owed by the Borrower that are neither principal nor interest, (2) The remainder of each such payment will be applied first to accrued but unpaid interest and then to unpaid principal; and (3) Any partial prepayments of principal will be applied to installments due in the inverse order of their maturity and no such partial prepayment of principal will have the effect of postponing, satisfying, reducing, or otherwise affecting any scheduled installment before the Loan is paid in full.
     This note is a master note, and it is contemplated that the proceeds of the loan evidenced hereby will be advanced from time to time to the Borrower by Holder in installments, as requested by the Borrower and agreed to by Holder. It is further contemplated that any amounts advanced under this note may be prepaid from time to time by the Borrower and subsequently re-advanced by Holder, so long as the principal amount outstanding does not exceed the face amount of this note. By reason of prepayments hereon there may be times when no indebtedness is owing hereunder, and notwithstanding any such occurrence, this note

Borrower: ENERGY SOUTH INC	Bank: 1 Obligor #: 0000667864

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shall remain valid and shall be in full force and effect as to each subsequent principal advance made hereunder. The Holder shall maintain a record (by computer or otherwise) of all principal advances and repayments under this master note and that record shall be presumed to be correct on the absence of clear and convincing evidence to the contrary. Unless the Holder has otherwise agreed in writing, the Holder is not obligated to make any advances or re-advances hereunder, and all advances and re-advances shall be made at the option of the Holder. This note shall be valid and enforceable as to the aggregate amount advanced at any time hereunder, whether or not the full face amount hereof is advanced.
     As used in this Note: “Obligor” shall mean any maker, endorser, surety or guarantor of this note; “Obligations” shall mean (1) this note and any and all renewals and extensions thereof, (2) any agreement (the “master agreement”) between the Bank and the Borrower which provides for an interest rate or commodity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of or option with respect to, these or similar transactions for the purpose of hedging Borrower’s exposure to fluctuations in interest rates, currency valuations or commodity prices, including without limitation any ISDA Master Agreement or any similar agreement, and (3) all other liabilities and indebtedness of the Borrower to Holder, now existing or hereafter incurred or arising, direct or indirect, and however incurred; and “Loan Document” shall mean this note and any loan agreement, master agreement or other instrument or document evidencing, securing, guaranteeing, or executed in connection with all or any part of the Obligations.
     If the Loan is payable on demand, this paragraph is inoperative and not applicable; otherwise, this paragraph is operative and shall apply to the Loan in accordance with its terms. In the event of default in the payment of any one or more installments of principal and interest that may become due hereunder, when and as the same fall due, or default in payment of all principal and interest due hereunder at maturity, or the failure of any Obligor to pay when due or perform any of the Obligations or any part thereof or the failure of any Obligor to pay when due any other liability to Holder, in the event a default occurs under the terms of any Loan Document; in the event any Obligor acts in any manner that may cause Holder to reasonably believe that such Obligor has engaged in or intends to engage in any suspicious activity as described in or contemplated under the Bank Secrecy Act, the USA Patriot Act, or any other similar or related law, whether now or hereafter in effect, or under any regulation issued pursuant to any such law, or if any Obligor’s name (or derivation thereof) appears on a list of suspects issued to financial institutions by the Office of Foreign Assets Control, the Financial Crimes Enforcement Network, the Federal Reserve Board, or any other governmental entity or agency; or in the event Holder shall in good faith deem itself insecure for any reason, or on the happening of any one or more of said events. Holder shall have the right at its election and without notice to any Obligor to declare the Obligations immediately due and payable with interest to date. No delay in making such election shall be construed to waive the right to make such election. Holder may note the fact of acceleration hereon without stating the ground therefor, and whether or not noted hereon such election to accelerate shall be effective.
     In the event of death of, insolvency of, general assignment by, judgement against, filing of a petition in bankruptcy by or against, filing a petition for the reorganization of, filing of application in court for receiver of, or issuance of a writ of garnishment or attachment in a suit or action against any Obligor or against any of the assets of any Obligor, or on the happening of any one or more said events, the Obligations shall immediately become due and payable with interest to date unless Holder shall on notice of such event elect to waive such acceleration by written notice hereon. Commencing upon and continuing after the maturity of this note, whether such maturity is by acceleration or otherwise, and, if by acceleration, whether such acceleration is automatic or at the election of Holder, and commencing upon and continuing after any judgement obtained on or under this note, whether such amounts are denominated as principal, interest or otherwise, shall, if permitted by applicable law, bear an interest at a rate of interest equal to 2% in excess of the rate set forth above.
     Each of the Obligors hereby severally (a) waives as to the Loan or any renewal or extension thereof all rights of exemption under the Constitution or laws of any state as to personal property; (b) waives demand, presentment, protest, notice of dishonor, suit against any party and all other requirements necessary to hold any Obligor liable; (c) agrees that time of payment may be extended or renewal notes taken or other indulgence granted without notice of or consent to such action and without release of liability as to any Obligor; (d) as to all or any part of the Obligations, consents to Holder’s releasing, agreeing not to sue, suspending the right to enforce this instrument against or otherwise discharging or compromising any Obligation of any Obligor or other person against whom any Obligor has or may have a right of recourse, all without notice to or further reservations of rights against any Obligor, and all without in any way affecting or releasing the liability of any Obligor; (e) consents to Holder’s releasing, exchanging or otherwise dealing in any manner with all or any portion of any portion of any collateral, lien, or right of set-off that may now or hereafter secure this note, all without notice to or further reservations of rights against any Obligor, and all without in any way affecting or releasing the liability of any Obligor, even though such release, exchange or other dealing may in any manner and to any extent impair any such collateral, lien or right of set-off; (f) warrants that this Loan is for business, commercial or agricultural purposes, and not for personal, family or household purposes; (g) agrees to pay all costs of collecting or securing or attempting to collect or secure this note or defending any unsuccessful claim asserted against Holder in connection with this note, including reasonable attorneys’ fees.
     In addition to all liens upon, and rights of setoff against, any moneys, securities, or other property of any of the Obligors given to Holder by law, Holder shall have a lien upon and a right of setoff against and (to the extent allowed by law), a lien and continuing security interest upon, all moneys, securities and other property of any of the Obligors now or hereafter in the possession of, or on deposit with, Holder, whether held in a general or special account or deposit, for safekeeping, or otherwise; and every such lien, security interest, and right of setoff may be exercised without demand upon or notice to any Obligor, and Holder shall have no liability with respect to any of Obligor’s checks or other items that may be returned or other funds transfers that may not be made due to insufficient funds thereafter.
     The Borrower will provide Holder with such updated credit or financial information as Holder may request from time to time. The Borrower will notify Holder immediately if any adverse change in the Borrower’s or any Obligor’s credit or financial condition occurs.
     The Borrower understands that Holder may from time to time enter into a participation agreement or agreements with one or more participants pursuant to which such participant or participants shall be given participations in the Loan and that such participants may from time to time similarly grant to other participants sub-participations in the Loan. The Borrower agrees that any participant and any subparticipant may exercise any and all rights of banker’s lien or set-off, whether arising by operation of law or given to Holder by the provisions of this note, with respect to the Borrower as fully as if such participant or subparticipant had made the Loan directly to the Borrower. For the purposes of this paragraph only, the Borrower shall be deemed to be directly obligated to each participant or subparticipant in the amount of its participating interest in the principal of, and interest on, the Loan.
     No failure or delay on part of Holder in exercising any right, power or privilege under this note shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any other right, power or privilege. No modification, amendment or waiver of any provisions of this note shall be effective unless in writing and signed by a duly authorized officer of Holder, and then the same shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Obligor in any case shall entitle any Obligor to any other or further notice or demand in the same, similar or other circumstances.
     Any controversy, claim, dispute or issue related to arising from (A) the interpretation, negotiation, execution, assignment, administration, repayment, modification, or extension of this note or the Loan; (B) any charge or cost incurred under this note or the Loan; (C) the collection of any amount due under this note or any assignment thereof; (D) any alleged tort related to or arising out of this note or the Loan; or (E) any breach of any provision of this note, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the “AAA Rules”). Any disagreement as to whether a particular dispute or claim is subject to arbitration under this paragraph shall be decided by arbitration in accordance with the provisions of this paragraph. Commencement of litigation by any person entitled to demand arbitration under this paragraph shall not waive any right that person has to demand arbitration with respect to any counterclaim or other claim that may be made against that person, whether in, relating to, or arising out of such litigation, or otherwise. The Expedited Procedures of the AAA Rules shall apply in any dispute where the aggregate of all claims and the aggregate of all counterclaims each is in an amount less than $500,000. Judgement upon any award rendered by the arbitrator(s) in any such

Borrower: ENERGY SOUTH INC	Bank: 1 Obligor #: 0000667864

Page: 2

arbitration may be entered in any Court having-jurisdiction thereof. Any demand for arbitration under this note shall be made no later than the date when any judicial action upon the same matter would be barred under any applicable statute of limitations. Any dispute as to whether the statute of limitations bars the arbitration of such matter shall be decided by arbitration in accordance with the provisions of this paragraph. The locale of any arbitration proceedings under this note shall be in Birmingham, Alabama or such other location as is mutually acceptable to all parties. The arbitrator(s) in any such arbitration shall establish such reasonable procedures as may be necessary for the reasonable exchange of information between the parties prior to such arbitration. Any arbitration under this paragraph shall be on an individual basis between parties to this note only and shall not be commenced as a member or representative of or on behalf of a class of persons, it being the intention of the parties that there shall be no class action arbitrations under this note. All parties to this note specifically acknowledge and agree that this note evidences a “transaction involving commerce” under the Federal Arbitration Act, and each party to this note hereby waives and relinquishes any right to claim otherwise. WITH RESPECT TO DISPUTES SUBMITTED TO ARBITRATION, EACH PARTY WAIVES ALL RIGHT TO TRIAL BY JURY.
     NOTWITHSTANDING THE PRECEDING PARAGRAPH OR THE EXERCISE OF ARBITRATION RIGHTS UNDER THIS NOTE, each party may (1) foreclose against any real or personal property collateral under any mortgage, deed of trust, security agreement, pledge agreement or any other document or instrument creating a security interest in such property or under applicable law; (2) exercise any legal remedies such as set off, foreclosure or repossession; or (3) obtain any provisional or ancillary remedies such as replevin, injunctive relief, attachment, sequestration, or appointment of a receiver from a court having jurisdiction, before, during or after the pendency of any arbitration proceedings. This arbitration provision shall not be interpreted to require that any such remedies be stayed, abated or otherwise suspended pending any arbitration or request for arbitration. The exercise of a remedy shall not waive the right of either party to resort to arbitration.
     Any provision of this note that is prohibited or unenforceable in any jurisdiction, shall as to such jurisdiction be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.
     The provisions of this note shall inure to the benefit of Holder, its successors and assigns, and shall be binding upon the heirs, successors and assigns of each Obligor, except that no Obligor may assign or transfer his, her or its obligation hereunder without the written consent of Holder.
     All rights, powers and remedies of Holder under this note and now or hereafter existing at law, in equity or otherwise shall be cumulative and may be exercised successively or concurrently.
     The Loan Documents contain the entire understanding and agreement between the Borrower and Holder with respect to the Loan and supercede any and all prior agreements, understandings, promises, and statements with respect to the Loan. This note may not be modified, amended, or supplemented in any manner except by a written agreement executed by both the Borrower and Holder.
     This note shall be construed in accordance with and governed by the laws of the State of Alabama and Title 9 of the United States Code.
     Time is of the essence of this note.
     The proceeds of the Loan represented by this note are for a business or commercial purpose,
     The Borrower hereby authorizes the Holder to charge all payments when due under this note to the following deposit account, whether such account is held with the Bank or another financial institution: Account number Routing and Transit number
      The Borrower and the Holder voluntarily and knowingly WAIVE ANY RIGHT TO A JURY TRIAL with respect to any dispute arising out of or in connection with the loan or this note to the fullest extent allowed by law.

Obligor Number: 0000667864			Due: 02/28/2007

ATTEST:			ENERGY SOUTH INC

BY:	/s/ G. Edgar Downing, Jr.	(SEAL)	BY:	/s/ Charles P. Huffman	(SEAL)

	ITS Sr. Vice President & Secretary			Sr. Vice President & CFO

BY:	/s/ G. Edgar Downing, Jr.	(SEAL)	By:	/s/ C.S. Liollio	(SEAL)

	ITS Sr. Vice President & Secretary			President and CEO

BY:		(SEAL)	BY:		(SEAL)

ITS:

Borrower: ENERGY SOUTH INC	Bank: 1 Obligor #: 0000667864

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